UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

ITC Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

THE MERGER AGREEMENT

On February 9, 2016, ITC Holdings Corp., a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fortis Inc., a corporation existing under the Corporations Act of Newfoundland and Labrador (“Ultimate Parent”), FortisUS Inc., a Delaware corporation (“Parent”), and Element Acquisition Sub Inc., a Michigan corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a subsidiary of Parent.

The Board of Directors of the Company has determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders and approved and adopted the Merger Agreement, and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the Merger.

At the effective time of the Merger (“Effective Time”), each share of common stock of the Company, with no par value, issued and outstanding immediately prior to the Effective Time (other than shares of the Company’s common stock owned by Ultimate Parent, Parent Merger Sub or any other direct or indirect wholly owned subsidiary of Ultimate Parent and shares owned by the Company or any of its wholly owned subsidiaries, and in each case not held on behalf of third parties) will be converted into the right to receive (i) $22.57 in cash, without interest (the “Per Share Cash Consideration”), and (ii) 0.7520 shares of common stock, no par value, of Ultimate Parent (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, “Per Share Merger Consideration”).

Immediately prior to the Effective Time, subject to the terms and conditions of the Merger Agreement: each outstanding Company stock option will become immediately vested and be cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to such Company stock option multiplied by (y) the excess, if any, of the sum of (1) the Per Share Cash Consideration and (2) the product of (a) the Per Share Stock Consideration, multiplied by (b) the average of the volume weighted average price per share of Ultimate Parent common stock on each of the five (5) consecutive trading days ending with the second complete trading day immediately prior to the Effective Time, multiplied by (c) the spot exchange rate used to convert such trading day’s applicable price to U.S. dollars (the “Equity Award Consideration”) over the per share exercise price under such Company stock option; each outstanding award of Company restricted stock will become immediately vested and be cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to such Company restricted stock award multiplied by (y) the Equity Award Consideration; each outstanding award of Company performance shares will become immediately vested at the higher of the target level of performance and the actual level of performance through the Effective Time and be cancelled and converted into a right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock subject to such Company performance share award and (y) the Equity Award Consideration; and equivalent performance shares (i.e., performance shares credited to a notional account that reflect the value of dividends and other distributions paid prior to the applicable performance share vesting date) will vest and be cashed out on the same basis as the underlying Company performance shares.

The shareholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a shareholder meeting that will be held on a date to be announced promptly following the customary SEC clearance process.  The closing of the Merger is subject to a condition that the Merger Agreement be adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of the Company’s common stock entitled to vote thereon at such meeting (the “Company Shareholder Approval”).  Consummation of the Merger is also subject to (i) the absence of any law, injunction or other order that prohibits the consummation of the Merger, (ii) the receipt of certain required regulatory approvals, including approval of the Federal Energy Regulatory Commission and necessary state approvals, (iii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) review by The Committee on Foreign Investment in the United States, (v) the absence of a material adverse effect on either the Company or Ultimate Parent, (vi) the approval by the shareholders of Ultimate Parent of the issuance of Ultimate Parent’s common stock, (vii) the approval for listing on the New York Stock Exchange and the Toronto Stock Exchange of the Ultimate Parent common stock to be issued (subject to official notice of issuance), (viii) the effectiveness of the registration statement on Form F-4 to be filed by Ultimate Parent with the Securities and Exchange Commission, (ix) the delivery to Ultimate Parent of certain customary financial statements required in connection with the financing of the Merger and (x) other customary closing conditions, including the accuracy of the other party’s representations and warranties, and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject in the case of this clause (v) to certain materiality qualifiers).

The Merger Agreement contains representations and warranties customary for transactions of this type.  The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period.

The Company is subject to customary “no-shop” restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions with a third party in relation to an alternative transaction, subject to certain exceptions to permit the Board of Directors of the Company to comply with its fiduciary duties.  Notwithstanding the limitations applicable to the “no shop” restrictions, prior to obtaining the Company Shareholder Approval, the Board of Directors of the Company may (i) change its recommendation if, in connection with (A) an Intervening Event (as defined in the Merger Agreement) or (B) an alternative proposal that did not result from a material breach of the “no-shop” restrictions which the Board of Directors of the Company determines in good faith would constitute a superior proposal (“Superior Proposal”), it determines in good faith that the failure of the Board of Directors of the Company to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties and (ii) terminate the Merger Agreement in connection with Superior Proposal upon the payment of the termination fee (as discussed below). Before the Board of Directors of the Company may terminate the Merger Agreement to accept a superior proposal, the Company must provide Parent with a three (3) business day “match right”.

The Merger Agreement contains certain termination rights for the Company and Ultimate Parent.  If the Merger Agreement is terminated in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal or the making of a change of recommendation by the Board of Directors of the Company in a manner adverse to Ultimate Parent or Parent, or in certain other customary circumstances, the termination fee payable by the Company to Parent will be $245,000,000.

The Merger Agreement also provides that Ultimate Parent will be required to pay the Company a reverse termination fee of $280,000,000 if the Merger Agreement is terminated because a law, injunction or other order, which arises in connection with the required regulatory approvals (as described above), prohibits the consummation of the Merger, the Merger Agreement is terminated at the End Date (as defined below) and the only conditions which remain unsatisfied (other than those conditions that by their nature are to be, and are capable of being, satisfied at closing) are receipt of the required regulatory approvals (as described above) or the Merger Agreement is terminated due to a failure by Ultimate Parent to perform its covenants or agreements in the Merger Agreement in connection with obtaining the regulatory approvals.  In addition, if the Merger Agreement is terminated in connection with a change in recommendation by Ultimate Parent, the termination fee payable by Ultimate Parent to the Company will be $245,000,000.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by February 9, 2017 (the “End Date”), subject to a six (6) month extension by either the Company or Ultimate Parent in certain circumstances.

Parent has agreed to (i) keep the Company’s headquarters in Novi, Michigan and the regional headquarters of each of the Company’s operating subsidiaries in the metropolitan area where they are located as of the closing, in each case, for ten years following the closing, (ii) maintain the Company’s community involvement efforts and charitable donations in the aggregate for one year following the closing and (iii) not implement any voluntary workforce reduction, employee restructuring or job elimination programs or initiatives resulting in the Company and its subsidiaries employing substantially fewer individuals in the aggregate than employed immediately prior to the Effective Time.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LETTER AGREEMENT WITH JOSEPH WELCH

In connection with the Merger Agreement, the Company entered into a letter agreement with Joseph L. Welch, the Chairman, President and Chief Executive Officer of the Company, dated February 8, 2016, that amends the terms of his employment agreement (the “Welch Letter Agreement”).  Under the terms of the Welch Letter Agreement, Mr. Welch’s employment will become “at-will”, effective as of December 21, 2016 (the “At-Will Date”).  Following the At-Will Date, if Mr. Welch’s employment is terminated for any reason, including his retirement, Mr. Welch will not be entitled to any payments or benefits under his employment agreement other than his accrued rights, and he will no longer be subject to the post-employment covenants set forth in his employment agreement restricting competition, solicitation of Company customers and employees.  Additionally, after the At-Will Date, either Mr. Welch or the Company may select his retirement date at any time and for any reason; provided that Mr. Welch is required to give the Company at least thirty (30) days advance written notice of any such retirement and the Company is required to give Mr. Welch at least ten (10) business days advance notice of its selection of his retirement date (unless such retirement date is selected in connection with a Cause event (as defined in Mr. Welch’s employment agreement), in which case such retirement will take effect immediately upon the provision of the notice).

Under the Welch Letter Agreement, if after the At-Will Date Mr. Welch’s employment is terminated due to his retirement (other than due to a retirement date selected by the Company in connection with a Cause event), death or disability, (A) all of his unvested stock options and restricted stock grants will fully vest upon termination (with stock options exercisable in accordance with the applicable award agreement) and (B) with respect to all his unvested performance shares, Mr. Welch will receive, following the vesting date under the applicable performance share award agreement, the number of shares to which Mr. Welch would have otherwise been entitled if he had remained employed through such vesting date (together with the corresponding number of equivalent performance shares to be issued pursuant to the applicable performance share award agreement), with such shares issued following the vesting date in accordance with the applicable performance share award agreement.  If Mr. Welch remains employed by the Company following the At-Will Date at the time cash and equity incentive awards are granted by the Company in the ordinary course, he will be entitled to receive cash and equity incentive awards that are consistent with his employment agreement and commensurate with his role as the Company’s Chief Executive Officer.

The foregoing description of the Welch Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Welch Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 6.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the Exhibit Index hereto with respect to the exhibits filed herewith.

•     •    •     •     •    •

Cautionary Language Concerning Forward Looking Statements

This communication contains certain statements that describe the Company’s management’s beliefs concerning the proposed merger involving Ultimate Parent and the Company and the Company’s future business conditions, plans and prospects, growth opportunities and the outlook for the Company’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions the Company’s management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in the Company’s annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document and in subsequent filings with the SEC): (i) risks inherent in the contemplated merger, including: (A) failure to obtain approval by the Company’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the merger or to obtain regulatory approvals on favorable terms; (C) delays in consummating the merger or the failure to consummate the merger; and (D) exceeding the expected costs of the merger; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements.

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved.  Except as required by law, the Company undertakes no obligation to publicly update any of the Company’s forward-looking or other statements, whether as a result of new information, future events, or otherwise.

The merger is subject to certain conditions precedent, including regulatory approvals and approval of the Company’s shareholders.  The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such merger will be consummated.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by Parent. In connection with this proposed merger, Ultimate Parent will file with the SEC a registration statement on Form F-4 that will include the proxy statement of the Company that also constitutes a prospectus of Ultimate Parent.  This communication is not a substitute for the proxy statement/prospectus or any other document filed or to be filed by the Company with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ULTIMATE PARENT, THE PROPOSED MERGER AND RELATED MATTERS.  The definitive proxy statement/prospectus will be mailed to shareholders of the Company. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from the Company upon written request to ITC Holdings Corp., Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

Participants in Solicitation

The Company and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC.  Information about the directors and executive officers of the Company may be found in its 2014 Annual Report on Form 10-K filed with the SEC on February 26, 2015, and its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders filed with the SEC on April 9, 2015.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2016

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 9, 2016, among Fortis Inc., FortisUS Inc., Element Acquisition Sub Inc. and ITC Holdings Corp.

10.1	Letter Agreement, dated as of February 8, 2016, between ITC Holdings Corp. and Joseph L. Welch.